UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2017
WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2017, the Board of Directors of Westell Technologies, Inc. (the “Company”) appointed Cary B. Wood, age 50, to the Company’s the Board of Directors. Mr. Wood will serve as a member of the Audit Committee of the Board of Directors. At the same time, the Board of Directors announced that Martin D. Hernandez, a Board member since 2009, was stepping down from the Board of Directors effective March 6, 2017.

Mr. Wood serves as member of the Audit and Compensation Committees of the Board of Directors of Broadwind Energy (NASDAQ: BWEN), a precision manufacturer of structures, equipment and components for clean tech and other specialized applications, since May 2016. Mr. Wood also serves on the Nominating and Corporate Governance Committee of the Board of Directors of Vishay Precision Group, Inc. (NYSE: VPG), an internationally-recognized designer, manufacturer and marketer of resistive foil technology, sensors, and sensor-based systems to niche, industrial applications, since March 2016. Mr. Wood served as President, Chief Executive Officer, and as a member of the Board of Directors of Sparton Corporation (NYSE: SPA), a global manufacturer of complex and regulated electronic services as well as engineering products in the medical, avionics, industrial and defense sectors, from November 2008 until February 2016. From August 2004 until November 2008, Mr. Wood served as Interim Chief Executive Officer, Chief Operating Officer and Group Vice President for Citation Corporation (now known as Grede Holdings, LLC), a privately held manufacturer of innovative metal components for the automotive, industrial and commercial marketplaces. Mr. Wood began his career with General Motors Corporation, followed by a move to United Technologies Corporation where he served in a variety of general management, operations and engineering roles. Mr. Wood received a Bachelor of Science degree in Technology from Purdue University, a Master of Science degree in Industrial Operations from the School of Management at Lawrence Tech University, and a Master of Business Administration degree in Finance from Loyola University-Chicago.
In connection with his appointment to the Board, Mr. Wood received a grant of 20,000 restricted shares of the Company's Class A Common Stock. This award vests on the first anniversary of the grant date. Mr. Wood will also receive the same compensation as other non-employee directors of the Company. A description of the Company’s director compensation plan is included in the Company’s proxy statement for the 2016 annual meeting of stockholders, which was filed with the SEC on August 2, 2016, under the heading “Director Compensation.”

A copy of the press release announcing the appointment of Mr. Wood to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press release announcing the appointment of Mr. Wood to the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	March 8, 2017	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary